Exhibit 99.1

Pulse Biosciences Reports Business Updates and Second Quarter 2026 Financial Results

HAYWARD, California [Business Wire] — August 6, 2026. Pulse Biosciences, Inc. (Nasdaq: PLSE), a company leveraging its novel and proprietary Nanosecond Pulsed Field Ablation™ (nano-PFA or nsPFA™) technology, today announced business updates and financial results for the second quarter ended June 30, 2026.

Recent Business Highlights

●

Cash and cash equivalents totaled $101.6 million as of June 30, 2026. During Q2 the Company raised $46.8 million in net proceeds through an at-the-market (ATM) program, raising approximately $13 million from insiders and the remaining $33.8 million in net proceeds from outside investors. Subsequent to the close of Q2, the Company raised an additional $10.7 million in net proceeds through the ATM and $1.8 million in gross proceeds from the exercise of warrants.

Endocardial Catheter AF Ablation

●

Surpassed the halfway point of enrollment in NANOPULSE-AF, exceeding 82 evaluable patients, the U.S. IDE pivotal clinical study of the nPulse Cardiac Catheter System. The Company reiterates its enrollment completion target of early Q4, three months earlier than the original timeline.

●

Amended the NANOPULSE-AF protocol to reduce prior restrictions on the class of anti-arrhythmic drug (AAD) failure required for qualification, such that patients on all four classes of AADs now qualify, reflecting real-world patient management. The amendment increases the total evaluable patient target by 19 patients to 164, and expands the pool of qualifying patients, supporting the early Q4 enrollment completion expectation.

●	Continued to open investigational sites, now totaling 12 active sites.
●

Observed rapid, efficient procedures across operators, with multiple sites performing five or more cases in a single day and multiple physicians completing cases with ablation times of 7–8 minutes or faster within their first several cases.

●

Continued to progress toward a CE Mark submission in the second half of 2026, supported by European feasibility data at six months of follow-up, with potential approval anticipated by the middle of 2027.

Surgical AF Ablation

●	Continued to enroll NANOCLAMP-AF, the U.S. IDE pivotal study for concomitant surgical AF ablation, with enrollment expected to be completed by the end of the first half of 2027.
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Treated over 70 patients to date across six sites in the first-in-human European feasibility study. The Company remains on schedule to file for CE Mark for the nPulse Cardiac Surgical System before the end of 2026, with potential approval anticipated by the middle of 2027.

Soft Tissue Ablation

●

Announced a partnership with the Clayman Thyroid Center in Tampa, Florida to demonstrate the viability of Vybrance system therapy for patients with symptomatic benign thyroid nodules. We look forward to reporting on progress toward our partnership objectives in Q4.

●	Generated $434 thousand of second quarter revenue, representing sequential growth over the first quarter.
●

Advanced the PRECISE-Benign Thyroid Nodule (PRECISE-BTN) study, which is expected to complete enrollment within the month, following expansion from its original 50-patient design to 100 patients. We are pleased to project trial completion across three sites in under one year.

●	First-in-human feasibility study of nsPFA for papillary thyroid microcarcinoma (PTMC) is approximately half-enrolled, conducted in collaboration with The University of Texas MD Anderson Cancer Center. The study is designed to enroll up to 30 patients across two sites, with enrollment expected to be completed by year-end 2026. While still early in the study, physicians remain highly enthusiastic about this first nsPFA cancer indication.

“This was a highly productive quarter for Pulse Biosciences, defined by exceptional momentum in our cardiac catheter program,” said Paul LaViolette, CEO and Co-Chairman of Pulse Biosciences. “We have recently surpassed the halfway point of enrollment in our U.S. pivotal NANOPULSE-AF study, and even after expanding the enrollment target by 19 patients, we continue to anticipate completing enrollment by early Q4. The catheter’s ease of use, seamless workflow integration and its demonstrated safety and durability outcomes are driving rapid progress in the study. Together with a meaningfully strengthened balance sheet, we are well positioned to advance the clinical and regulatory milestones that will bring the transformative potential of nanosecond PFA technology to patients and physicians globally.”

Second Quarter 2026 Financial Results

Total revenue for the three months ended June 30, 2026 was $0.4 million and the Company remains in a controlled commercial launch while it focuses its efforts on market development. Based on strong clinical results, the Company is focused on growing procedural utilization within a limited customer base.

Total GAAP costs and expenses, representing cost of product revenue, research and development, and selling, general and administrative expenses, for the three months ended June 30, 2026, were $25.7 million, an increase of $5.4 million compared to $20.3 million in the prior year period. The increase was primarily driven by increased investment in clinical programs and compensation related spend supporting our clinical and product development programs. Non-GAAP costs and expenses for the three months ended June 30, 2026, were $20.5 million, an increase of $5.7 million compared to $14.8 million in the prior year period, driven by increased clinical trial and compensation expenses.

GAAP net loss for the three months ended June 30, 2026 was ($24.7) million compared to ($19.2) million for the three months ended June 30, 2025. Non-GAAP net loss for the three months ended June 30, 2026 was ($19.4) million compared to ($13.7) million for the three months ended June 30, 2025.

Cash and cash equivalents totaled $101.6 million as of June 30, 2026, compared to $106.3 million as of June 30, 2025 and $68.3 million as of March 31, 2026. The sequential increase of $33.3 million reflects net proceeds raised under the Company’s ATM program during the quarter. Cash used in operating activities in the second quarter of 2026 totaled $18.7 million, compared to $12.8 million used in the same period in the prior year, and $14.6 million used in the first quarter of 2026.

During the quarter, the Company raised $46.8 million in net proceeds under its ATM program and an additional $10.7 million in net proceeds subsequent to the end of the quarter. $44.5 million in net proceeds came from outside investors, and approximately $13 million reflected continued insider support. The Company has since put a new $75 million ATM facility in place and continues to maintain an effective shelf registration statement for up to an additional $125 million, providing continued financing flexibility through the key clinical and regulatory milestones ahead.

Reconciliations of GAAP to Non-GAAP costs and expenses and net loss have been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Webcast and Conference Call Information

Pulse Biosciences’ management will host a conference call Thursday, August 6, 2026, beginning at 1:30pm PT. Investors interested in listening to the conference call may do so by dialing 1-800-715-9871 from the U.S. or 1-646-307-1963 internationally and providing Conference ID 3486060. A live and recorded webcast of the event will be available at https://investors.pulsebiosciences.com/.

About Pulse Biosciences®

Pulse Biosciences is a novel bioelectric medicine company committed to health innovation that has the intention as well as potential to improve the quality of life for patients. The Company’s proprietary nPulse™ technology delivers nanosecond pulses of electrical energy to non-thermally clear cells while sparing adjacent non-cellular tissue as well as initiating regulated cell death. The Company is actively pursuing the development of its nPulse technology for use in the treatment of atrial fibrillation and in a select few other markets where it could have a profound positive impact on healthcare for both patients and providers.

Pulse Biosciences, nPulse, Vybrance, CellFX, Nano-Pulse Stimulation, NPS, nsPFA, CellFX nsPFA and the stylized logos are among the trademarks and/or registered trademarks of Pulse Biosciences, Inc. in the United States and other countries.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company’s condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, management has disclosed certain non-GAAP financial measures for the statement of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors’ and other readers’ understanding and assessment of the Company’s financial performance. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, and a legal settlement. From time to time in the future, there may be other items that the Company may exclude if the Company believes that doing so is consistent with the goal of providing useful information to management and investors. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company’s business.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company’s non-GAAP financial measures as tools for comparison. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude non-cash expenses for stock-based compensation, depreciation and amortization and legal settlement expenses.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements concerning early clinical successes and whether they are predictive of the safety and effectiveness of any medical device such as the nPulse Cardiac Catheter System, statements concerning the anticipated timing of enrollment completion and possible outcomes in any of the Company’s clinical trials, statements concerning any of the Company’s regulatory submissions, including CE Mark submissions and the potential regulatory approval of any Company product, Pulse Biosciences’ expectations, whether stated or implied, about whether the Company’s nsPFA technology will become either a disruptive treatment option or a superior option for treating atrial fibrillation or any other medical condition, statements relating to the effectiveness of the Company’s nsPFA technology and nPulse System to non-thermally clear cells while sparing adjacent non-cellular tissue, statements concerning the Company’s expected product development efforts, such as advancement of its nPulse Cardiac Catheter to treat atrial fibrillation, statements concerning whether any clinical study will show that the Company’s novel nsPFA mechanism of action and catheter design will deliver fast, precise ablations in cardiac tissue and streamline workflow, statements concerning market opportunities, customer adoption and future use of the nPulse System to address a range of conditions such as atrial fibrillation, statements concerning the Company’s partnership and financing activities, and other future events. These statements are not historical facts but rather are based on Pulse Biosciences’ current expectations, estimates, and projections regarding Pulse Biosciences’ business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Pulse Biosciences’ control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in Pulse Biosciences’ filings with the Securities and Exchange Commission. Pulse Biosciences undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contacts:

Investors:

Pulse Biosciences, Inc.

Jon Skinner, CFO

IR@pulsebiosciences.com

Or

Gilmartin Group

Philip Trip Taylor

415.937.5406

philip@gilmartinir.com

PULSE BIOSCIENCES, INC.

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$101,620	$80,735
Accounts receivable, net	122	274
Inventory	236	136
Prepaid expenses and other current assets	3,722	2,276
Total current assets	105,700	83,421

Property and equipment, net	1,063	1,051
Intangible assets, net	222	575
Goodwill	2,791	2,791
Right-of-use assets	5,385	6,010
Other assets	403	691
Total assets	$115,564	$94,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,832	$2,777
Accrued liabilities	6,460	3,576
Lease liability, current	1,686	1,570
Total current liabilities	10,978	7,923

Lease liability, less current portion	5,086	5,960
Total liabilities	16,064	13,883

Stockholders’ equity:
Preferred stock, $0.001 par value; authorized – 50,000,000 shares; no shares issued and outstanding	—	—
Common stock, $0.001 par value; authorized – 500,000,000 shares; issued and outstanding – 70,799,962 shares and 67,839,689 shares as of June 30, 2026 and December 31, 2025, respectively	71	68
Additional paid-in capital	605,948	543,869
Accumulated deficit	(506,519)	(463,281)
Total stockholders’ equity	99,500	80,656
Total liabilities and stockholders’ equity	$115,564	$94,539

PULSE BIOSCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$434	$—	$835	$—

Cost and expenses:
Cost of product revenue	273	—	643	—
Research and development	16,976	12,088	29,566	22,401
Selling, general and administrative	8,457	8,187	15,048	15,918
Total cost and expenses	25,706	20,275	45,257	38,319
Loss from operations	(25,272)	(20,275)	(44,422)	(38,319)

Other income (expense):
Interest income	600	1,129	1,193	2,384
Other income (expense)	15	(22)	(9)	(28)
Total other income	615	1,107	1,184	2,356
Net loss	(24,657)	(19,168)	(43,238)	(35,963)
Comprehensive loss	$(24,657)	$(19,168)	$(43,238)	$(35,963)

Net loss per share, basic and diluted	$(0.36)	$(0.28)	$(0.63)	$(0.54)
Weighted average common shares outstanding, basic and diluted	69,200,020	67,275,608	68,600,623	67,201,198

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Stock Based Compensation Expense:	2026	2025	2026	2025
Cost of product revenue	$28	$—	$72	$—
Research and development	2,527	2,335	4,285	5,097
Selling, general and administrative	2,418	2,854	2,528	5,773
Total stock-based compensation expense	$4,973	$5,189	$6,885	$10,870

Reconciliation of GAAP to Non-GAAP Financial Measures

The following table presents the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(In thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of GAAP to non-GAAP Cost of product revenue:
GAAP Cost of product revenue	$273	$—	$643	$—
Stock-based compensation expense	(28)	—	(72)	—
Non-GAAP Cost of product revenue	$245	$—	$571	$—

Reconciliation of GAAP to non-GAAP Research and development:
GAAP Research and development	$16,976	$12,088	$29,566	$22,401
Stock-based compensation expense	(2,527)	(2,335)	(4,285)	(5,097)
Depreciation and amortization	(43)	(44)	(86)	(90)
Non-GAAP Research and development	$14,406	$9,709	$25,195	$17,214

Reconciliation of GAAP to non-GAAP Selling, general and administrative:
GAAP Selling, general and administrative	$8,457	$8,187	$15,048	$15,918
Stock-based compensation expense	(2,418)	(2,854)	(2,528)	(5,773)
Depreciation and amortization	(212)	(229)	(423)	(466)
Legal settlement	—	—	—	590
Non-GAAP Selling, general and administrative	$5,827	$5,104	$12,097	$10,269

Reconciliation of GAAP to non-GAAP Cost and expenses:
GAAP Cost and expenses	$25,706	$20,275	$45,257	$38,319
Stock-based compensation expense	(4,973)	(5,189)	(6,885)	(10,870)
Depreciation and amortization	(255)	(273)	(509)	(556)
Legal settlement	—	—	—	590
Non-GAAP Cost and expenses	$20,478	$14,813	$37,863	$27,483

Reconciliation of GAAP to non-GAAP Net loss:
GAAP Net loss	$(24,657)	$(19,168)	$(43,238)	$(35,963)
Stock-based compensation expense	4,973	5,189	6,885	10,870
Depreciation and amortization	255	273	509	556
Legal settlement	—	—	—	(590)
Non-GAAP Net loss	$(19,429)	$(13,706)	$(35,844)	$(25,127)